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                                                                   Exhibit 10.33


                        GAYLORD CONTAINER CORPORATION
                    SUPPLEMENTAL EXCUTIVE RETIREMENT PLAN


                                  ARTICLE 1

                                 Introduction


     1.1 The Plan and Its Effective Date. Gaylord Container Corporation Supplemental Executive Retirement Plan (the "Plan") has been established by Gaylord Container Corporation, a Delaware corporation (the "company"), effective June 1, 1995 (the "effective date").

     1.2 Purpose. The Company maintains the Gaylord Container Retirement Plan (the "retirement plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code. The purpose of this Plan is to provide to a select group of management or highly compensated employees benefits in addition to those provided under the retirement plan.

                                  ARTICLE 2

                          Participation and Benefits


     2.1 Eligibility. The persons designated by the Compensation Committee of the Board of Directors (the "committee"), shall be participants in the plan.
On the effective date, the following persons have been designated as participants;

     Dale E. Stahl                President and Chief Operating
                                    Officer

     Daniel P. Casey              Executive Vice President and
                                    Chief Financial Officer

     Lawrence G. Rogna            Senior Vice President


     R. Bruce Grimm               Vice President, Primary Products
                                    Sales & Marketing

     2.2 Normal Benefits. Subject to the provisions of section 2.3 of the plan and the conditions and limitations of the plan, a participant shall be entitled to receive under this plan an annual pension benefit in an amount equal to the excess of (a) over (b) below:

          (a) the participant's "final average pay" multiplied by the "applicable percentage."







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          (b)  the benefit payable under the retirement plan plus the participant's annual primary Social Security benefit, as defined in the retirement plan.

     A participant's final average pay shall be the average of the participant's base salary plus incentive awards, excluding awards under the Shareholder Value Plan, for each of the four calendar years during the last seven calendar years of the participant's employment for which such total base salary plus incentive awards received by such participant was greatest.

     A participant's applicable percentage shall be determined in accordance with the following table, based on the participant's age on the date of termination of employment.

               Age                % Final Average Pay
               ---                -------------------
               65                          60%
               64                          57.5
               63                          55
               62                          50
               61                          45
               60                          40
               55                          35

     2.3 Termination Prior to Age 55. A participant who retires or terminates employment on or after age 55 with five years of service shall be entitled to the normal age 55 benefit set forth in section 2.2. If a participant terminates employment prior to age 55 with five years of service, his benefit shall be his normal age 55 benefit multiplied by a fraction, the numerator of which is his actual years of service and the denominator of which is the number of years of service he would have if he terminated employment on the day he attains age 55.

     If a participant terminates employment before being credited with five years of service, his benefit shall be further reduced in accordance with the following schedule:


     Years of Service             % of Benefit Payable
     ----------------             --------------------
             1                              20%
             2                              40
             3                              60
             4                              80

     2.4 Change in Control. Notwithstanding anything herein, in the event of a "change in control," the right of a participant to elect a lump sum payment shall be absolute and not subject to the consent of the committee and the benefit payable to a participant who has not attained age 55 shall be the normal age 55 benefit without the reduction set forth in section 2.3. A "change in control" shall be deemed to have occurred if and when


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(a) any person (as such term is defined in Section 3(a)(9), 13(d) and 14(d)(2)
of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the company representing 25% or more of the combined voting power of the company's then outstanding securities, or
(b) during any period of 24 consecutive months, commencing before or after the date of the "change in control," individuals who at the beginning of such 24-month period were directors of the company cease for any reason to constitute at least a majority of the Board of Directors of the company.

        2.5 Pre-retirement Death Benefit. If a participant dies before he has begun to receive benefits under the plan, his spouse shall receive a lump sum payment in the amount equal to 50% of the present actuarial value of the participant's benefit payable as if he had retired or terminated employment on the date of his death.

        2.6 Payment of Benefits. A participant's benefit under this plan shall be paid to him, and in the event of his death prior to his receipt of all benefits payable under the plan, to his beneficiary, in the normal or optional form of payment elected by or otherwise applicable to participant under the retirement plan; provided that participant may elect at any time prior to retirement to receive payment in a lump sum; provided, further, that such election must be on file with the company prior to the first day of the year in which the participant retires or otherwise terminates his employment and provided, further, that such lump sum election shall be permitted only with the consent of the committee at its sole discretion. In calculating the amount of a lump sum or installment payments, actuarial equivalence shall be calculated based on the actuarial assumptions as set forth in section 7.5 of the retirement plan; provided, that if the lump sum payment as calculated in accordance with section 7.5 of the retirement plan is in excess of $25,000, the amount payable as a lump sum shall be recalculated using an interest rate equal to 120% of the interest rate specified in the retirement plan; provided, further, that in no event shall the value determined in such recalculation be less than $25,000.

        2.7 Funding. Benefits payable under this plan to a participant or his beneficiary shall be paid directly by the company. The company shall not be required to segregate on its books or otherwise any amount to be used for payment of benefits under this plan.

        2.8 Termination for Serious Misconduct. In the event a participant is terminated for serious misconduct, as defined below, no amount shall be payable to such participant under the plan. "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, commission of a felony, willful refusal to perform or substantial



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disregard of the duties imposed by his employment contract with Gaylord, significant violation of any statutory or common law duty of loyalty to Gaylord, or repeated acts tending to bring Gaylord into public disgrace or disrepute, including but not limited to, alcohol, drug or other substance abuse.


                                  ARTICLE 3

                              General Provisions

        3.1 Committee. This plan shall be administered by the committee responsible for administration of the retirement plan. The committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this plan as it has with respect to the retirement plan.

        3.2 Beneficiary. A participant's "beneficiary" under this plan means any person who becomes entitled to benefits under the retirement plan because of the participant's death; provided that, if a participant dies while his benefits under this plan are payable to him in installments, his beneficiary under this plan shall be either (i) the person or persons designated by him by signing and filing a beneficiary designation form in the time and manner prescribed by the committee or if the beneficiary designated in (i) above dies before the date of the participant's death, any one or more of the participant's estate and his relatives by blood or marriage, in such proportions as the committee shall determine.

        3.3 Employment Rights. Establishment of the plan shall not be construed to give any participant the right to be retained in the company's service or to any benefits not specifically provided by the plan.

        3.4 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state, the interests of the participants and their beneficiaries under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. No participant shall have any right to any benefit payments hereunder prior to his termination of employment with the company and all other Gaylord Companies, as defined in the retirement plan.

        3.5 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under a legal disability or in the committee's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the committee may direct the payment of such benefit to such person's legal representative or to a relative or friend of such person for such person's benefit, or the committee may direct the application of such benefits for the benefit of



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such person in any manner which the committee may select that is consistent with the plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

          3.6 Limitation of Liability. To the extent permitted by law, no person (including the company, its Board of Directors, the committee, any present or former member of the company's Board of Directors or the committee, and any present or former officer of the company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan.

          3.7 Controlling Law. The laws of Illinois shall be controlling in all matters relating to the plan.

          3.8 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

          3.9 Action by the Company. Any action required of or permitted by the company under the plan shall be by resolution of the committee.

          3.10 Successor to the Company. The term "company" as used in the plan shall include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company's assets or otherwise.


                                  ARTICLE 4

                          Amendment and Termination


          While the company expects to continue the plan, it must necessarily reserve and hereby does reserve the right to amend the plan from time to time or to terminate the plan at any time; provided that no amendment of the plan, nor the termination of the plan may cause the reduction or cessation of any benefits that were accrued as of the date of such amendment or termination and otherwise would be payable under this plan, but for such amendment or termination.







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        IN WITNESS WHEREOF, this plan has been executed on behalf of the company by its duly authorized officers as of the day and year first above written.

                                         GAYLORD CONTAINER CORPORATION



                                         By: _________________________________
                                             Its:_____________________________



ATTEST:


By: _________________________________
    Its:_____________________________























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